Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193235 and No. 333-199998) and Form S-8 (No. 333-191011, No. 333-190184, No. 333-161291, No. 333-193234, No. 333-197908, and No. 333-203950) of TransEnterix, Inc. (known prior to December 2013 as SafeStitch Medical, Inc.) of our report dated December 3, 2015, relating to the carve-out financial statements of ALF-X System (a carve-out of SOFAR S.p.A.) which appears in this Form 8-K/A.

/s/ BDO S.p.A.

Milano, Italy

December 3, 2015